UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

Savient Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center Blvd. East Brunswick, NJ	08816
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 732-418-9300

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

      Pursuant to Rule 103 under Regulation S-T, Savient Pharmaceuticals, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 11, 2010 (the “Original Form 8-K”) to correct errors contained in the electronically filed Original Form 8-K that resulted solely from electronic transmission errors beyond the control of the Company. This Amendment No. 1 to the Original Form 8-K supersedes the Original Form 8-K in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders

      The 2010 Annual Meeting of Stockholders of Savient Pharmaceuticals, Inc. (“Savient” or the “Company”) was held on June 8, 2010 (the “Annual Meeting”). There were 67,507,391 shares of Savient’s common stock eligible to vote and 58,728,105 shares present in person or by proxy at the Annual Meeting. Two items of business were acted upon by stockholders at the Annual Meeting.

1. Election of Directors

      Stockholders elected each of Herbert Conrad, Ginger Constantine, M.D., Alan L. Heller, Stephen O. Jaeger, Joseph Klein III, Lee S. Simon, M.D. and Virgil Thompson to serve as directors for a one-year term expiring at the Company’s 2011 Annual Meeting of Stockholders. The vote totals were as follows:

Director	Votes For	Votes Withheld	Non-Votes
Herbert Conrad	44,221,006	619,390	13,867,464
Ginger Constantine, M.D.	44,419,571	420,825	13,867,464
Alan L. Heller	44,407,411	432,985	13,867,464
Stephen O. Jaeger	44,358,166	482,230	13,867,464
Joseph Klein III	44,245,091	595,305	13,867,464
Lee S. Simon, M.D.	42,567,744	2,272,652	13,867,464
Virgil Thompson	44,222,054	618,342	13,867,464

2. Ratification of the appointment of McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.

      Stockholders ratified the appointment of McGladrey to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010. The vote totals were as follows:

Votes For	Votes Against	Abstentions	Non-Votes
58,231,995	373,439	102,426	0

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: June 14, 2010	By: /s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP, General Counsel & Secretary